UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2024

ALDEYRA THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-36332	20-1968197
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

131 Hartwell Avenue, Suite 320

Lexington, MA 02421

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (781) 761-4904

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ALDX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Open Market Sale AgreementSM

As previously reported, on March 11, 2021, Aldeyra Therapeutics, Inc. (the “Company”) entered into a sale agreement with Jefferies LLC (“Agent”) to sell shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), from time to time through the Agent, acting as sales agent, having a maximum aggregate offering price of $100,000,000 (the “Prior Sales Agreement”). The issuances and sales under the Prior Sales Agreement, if any, were to be made pursuant to the Company’s registration statement on Form S-3 (File No. 333-254175) filed with the Securities and Exchange Commission (the “SEC”) on March 11, 2021 (the “Prior Registration Statement”). The Prior Registration Statement expired on April 15, 2024, and no sales had been made pursuant to the Prior Sales Agreement.

On March 7, 2024, the Company filed a registration statement on Form S-3 (File No. 333-277753) (the “Registration Statement”), which was declared effective by the SEC on April 24, 2024.

On August 1, 2024, the Company entered into a new Open Market Sale AgreementSM (the “Sales Agreement”), thereby terminating the Prior Sales Agreement, to sell shares of Common Stock from time to time through Agent, acting as sales agent. Pursuant to the prospectus supplement dated August 1, 2024 (the “Prospectus Supplement”) filed by the Company with the SEC, which supplements the base prospectus included in the Registration Statement, the Company will be able to offer and sell up to $75,000,000 of its shares of Common Stock pursuant to the Sales Agreement.

Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, the Agent may sell the common stock by methods deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

The Company will designate the maximum amount of common stock to be sold through the Agent in any placement under the Sales Agreement. Subject to the terms and conditions of the Sales Agreement, the Agent has agreed to use its commercially reasonable efforts to sell on the Company’s behalf all of the shares of Common Stock requested to be sold by the Company. The Company may instruct the Agent not to sell common stock if the sales cannot be effected at or above a price designated by the Company in a placement notice. The Company or the Agent may suspend the offering of Common Stock pursuant to the Sales Agreement upon proper notice to the other party. The Company and the Agent each have the right, by giving written notice as specified in the Sales Agreement, to terminate the Sales Agreement in each party’s sole discretion at any time.

The Sales Agreement provides that the Agent will be entitled to aggregate compensation for its services of up to 3.0% of the gross sales price per share of all shares sold through the Agent under the Sales Agreement. The Company has no obligation to sell any shares under the Sales Agreement. The Company has agreed in the Sales Agreement to provide indemnification and contribution to the Agent against certain liabilities, including liabilities under the Securities Act. In addition, the Company has agreed to reimburse certain legal expenses incurred by the Agent in connection with execution of the Sales Agreement in an amount up to $75,000, in addition to certain ongoing legal expenses.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K (the “Current Report”) and is incorporated herein by reference.

The legal opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP relating to the shares of Common Stock being sold pursuant to the Sales Agreement is filed as Exhibit 5.1 to this Current Report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Open Market Sale AgreementSM by and between the Company and Jefferies LLC, dated August 1, 2024.

5.1	Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

23.1	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALDEYRA THERAPEUTICS, INC.

By:	/s/ Todd C. Brady
Name:	Todd C. Brady, M.D., Ph.D.
Title:	Chief Executive Officer

Dated: August 1, 2024